Exhibit 99.4

Unaudited Pro Forma Consolidated Financial Statements

Introduction

The following unaudited pro forma consolidated financial statements give effect to the acquisition by Iconix Brand Group Inc. ("Iconix") in July 2005 of assets of Joe Boxer Company, LLC, a Delaware limited liability company, Joe Boxer Licensing, LLC, a Delaware limited liability company, JBC Canada Holdings, LLC, a Delaware limited liability company, Joe Boxer Canada, LP, a Delaware limited partnership (collectively, "Joe Boxer"), and the acquisition in September 2005 of Rampage brand from Rampage Licensing, LLC, a California limited liability company ("Rampage"), under the purchase method of accounting. These pro forma statements are presented for illustrative purpose only. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable. The pro forma consolidated financial statements do not purport to represent what the results of operations of Iconix would actually have been if the acquisition had in fact occurred at the beginning of the periods presented, nor do they purport to project the results of operations of Iconix for any future period. Unaudited pro forma consolidated financial statements giving effect to the Joe Boxer acquisition only were previously filed in Iconix's Form 8-K/A filed on October 7, 2005.

Under the purchase method of accounting, tangible and identifiable intangible assets acquired and liabilities assumed are recorded at their estimated fair values. The estimated fair values, useful lives and amortization of certain assets acquired are based on a preliminary valuation and are subject to final valuation adjustments. The Joe Boxer and Rampage trademarks have been determined to have an indefinite useful life, and accordingly, in accordance with FAS 142, no amortization will be recorded in Iconix's consolidated statements of operations. Instead, the trademarks will be tested for impairment at least annually, with any related impairment charge recorded to the statement of operations at the time of determining such impairment.

The pro forma condensed balance sheet assumes that these acquisitions had occurred as of June 30, 2005. The pro forma consolidated statements of operations for the six months ended June 30, 2005 and the 11 months ended December 31, 2004 were prepared by combining the historical operating results of Iconix and the historical statements of operations of Joe Boxer and Rampage for the same periods, giving effect to the acquisition as though it had occurred at the beginning of each period.

The consolidated historical financial information of Iconix are derived from the consolidated financial statements included in Iconix's Form 10-K for the 11 months ended December, 2004 and Form 10-Q for the quarter and six months ended June 30, 2005. The historical financial information of Rampage for the year ended December 31, 2004 is derived from its audited financial information included herein and the historical financial statements for the six months ended June 30, 2005 are derived from their unaudited financial statements included herein. The historical financial information of Joe Boxer are derived from its historical financial statements previously filed by Iconix.

Notes to Unaudited Pro Forma Consolidated Balance Sheet:

(A) Reflects the allocation of cost associated with the purchase of Joe Boxer's assets under the purchase method of accounting as though the acquisition occurred on June 30, 2005, and the impact of the financing associated with the acquisition.

         Total purchase price was determined as follows:

                               (000's omitted)
                  Cash paid at closing                           $ 40,000
                  Fair value of 4,350,000 shares of
                    common stock at $8.33 per share
                    fair market value per share                    36,236
                  Assumption of K-mart loan, including
                    $3,509 due within 12 months                    10,798
                  Accrued interest                                    309
                  Value of warrants issued as a
                     cost of the acquisition                          788
                  Other estimated costs of acquisition,
                    including $655 paid after closing                 755
                                                               ----------
                  Total cost of acquisition                      $ 88,886
                                                               ==========
         The purchase price was allocated to the fair value of the assets acquired and liabilities assumed as follows:

                               (000's omitted)
                  Accounts receivable                           $   3,121
                  Deferred tax asset                                2,700
                  K-mart licensing contract                         1,333
                  Joe Boxer Trademark                              79,800
                  Goodwill                                          1,932
                                                               ----------
                  Total allocated purchase price                 $ 88,886
                                                               ==========

         Financing for the JOE BOXER(R) acquisition was accomplished through the private placement by a subsidiary of Iconix, of $63.0 million aggregate principal amount of 8.45% asset backed notes, $17.5 million of which was used to refinance previously existing notes with the same lender, $40.0 million of which was paid to the sellers, approximately $1.0 million of which was used to pay costs associated with the refinancing, approximately $0.3 million of which was placed in a trust account as required by the lender, and approximately $4.0 million of which was available to Iconix for working capital purposes. Costs associated with the refinancing of approximately $1.0 million have been deferred and are being amortized over the 7 year life of the refinanced debt.

(B) Represents the elimination of historical value of intangibles recorded in Joe Boxer of $11.9 million, elimination of Joe Boxer's assets and liabilities not acquired, and the elimination of the acquired liabilities already reflected in the purchase accounting adjustment (See Note (a) above).

(C) Reflects the allocation of cost associated with the purchase of Rampage's assets under the purchase method of accounting as though the acquisition occurred on June 30, 2005, and the impact of the financing associated with the acquisition.

         Total purchase price was determined as follows;

                                 (000's omitted)
           Cash paid at closing                            $ 25,750
           Fair value of 2,171,336 shares of
             common stock at $9.28 per share                 20,150
           Value of warrants issued as a
             cost of the acquisition                            788
           Other estimated costs of acquisition,
             including $655 paid after closing                  755
                                                           --------
           Total cost of acquisition                       $ 47,443
                                                           ========

         The purchase price was allocated to the fair value of the assets acquired as follows:

                                 (000's omitted)
           Rampage licensing contract                        $  550
           Rampage domain name                                  230
           Rampage non-compete agreement                        600
           Rampage trademark                                 41,070
           Goodwill                                           4,993
                                                           --------
           Total allocated purchase price                  $ 47,443
                                                           ========

          Financing for the Rampage acquisition was accomplished through the private placement by IP Holdings, LLC ("IPH"), a subsidiary of Iconix, of $103.0 million aggregate principal amount of asset backed notes, $63.0 million of which was used to refinance the previously existing notes with the same lender (discussed above under note (a)), $25.75 million of which was paid to the sellers, approximately $773,500 of which was used to pay costs associated with the refinancing, approximately $1.4 million of which was placed in a trust account as required by the lender, and $12 million was deposited in an escrow account for the benefit of the holders of the note, to be used by IPH only for the purchase of additional intellectual property assets from Iconix. To the extent such purchase did not occur prior to November 15, 2005, IPH must redeem a portion of the note worth $12 million on deposit in such escrow account with no penalty. On November 22, 2005, IPH redeemed $12 million of the note as such purchase did not occur prior to November 15, 2005. Therefore, interest thereon was not computed in the pro forma statements of operations for the period ended June 30, 2005 ad the 12 months ended December 31, 2004 as the amount would not have been outstanding. Costs associated with the debt issuance of approximately $.8 million have been deferred and are being amortized over the 7-year life of the notes.

(D) Represents the elimination of historical value of intangibles recorded in Rampage of $21.4 million, elimination of Rampage's assets and liabilities not acquired, including the elimination of due to related parties and interest thereon.

Notes to Unaudited Pro Forma Consolidated Statements of Operations:

(E) Represents the amortization of acquired Joe Boxer intangible assets (K-Mart contract) on a straight line basis over the remaining contract period of 2.5 years and the deferred financing fees incurred in closing the re-financing arrangement over the same 7 year life of the refinanced debt.

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

(F) Represents the incremental interest expense at 8.45% of interest rate that would have been incurred under the terms of the refinancing incurred as part of the Joe Boxer acquisition.

(G) Represents the deferred income tax provision that would be recorded against the earnings generated from the acquired Joe Boxer business.

(H) Represents the shares of Iconix's common stock that were issued as part of the Joe Boxer acquisition.

(I) Represents the amortization of acquired Rampage licensing contracts of $550,000, Rampage domain name of $230,000 and Non-compete agreement, on a straight line basis over the remaining contract period of 3, 5, and 2 years, respectively, as well as the deferred financing fees incurred in closing the Rampage re-financing arrangement have over the same 7 year life of the refinanced debt.

(J) Represents the interest expense at 8.1% of interest rate that would have been incurred under the terms of the refinancing incurred as part if the Rampage acquisition, net of interest expenses that would have been eliminated on the long term liabilities not acquired.

(K) Represents the shares of Iconix's common stock that were issued as part of the Rampage acquisition.

Unaudited Pro Forma Consolidated Balance Sheet
('000 omitted, except per share information)


                                                                         Pro Forma                        Pro Forma
                                                      As of 6/30/05      Adjustment     As of 6/30/05     Adjustment     Pro Forma
                                                   Iconix   Joe Boxer  Note A   Note B    Rampage       Note C  Note D  Consolidated
                                                  --------  --------- -------- -------- -------------  -------  ------- ------------
Assets

Current assets
Cash                                                   515     3,741    4,047   (3,741)       36           (23)     (36)      4,539
Restricted-use cash                                      -         -        -        -         -        12,000        -      12,000
Accounts receivable, net                             3,982       145    3,121     (145)    1,036             -   (1,036)      7,103
Due from factors, net                                    -    16,694        -  (16,694)        -             -        -           -
Due from affiliate                                     463         -        -        -         -             -        -         463
Inventories                                              -        24        -      (24)        -             -        -           -
Deferred income taxes                                3,349         -        -        -         -             -        -       3,349
Prepaid advertising and other                          297        77        -      (77)      185             -     (185)        297
Other receivables                                        -        75        -      (75)        -             -        -           -
                                                  --------  --------- -------- -------- -------------  -------  ------- ------------
Total current assets                                 8,606    20,756    7,168  (20,756)    1,257        11,977   (1,257)     27,751

Property and equipment at cost:
Furniture, fixtures and equipment                    1,612         -        -        -         -             -        -       1,612
Leasehold improvements                                   -       470        -     (470)        -             -        -           -
Less: accum. Depr. And amort.                       (1,366)     (199)       -      199         -             -        -      (1,366)
                                                  --------  --------- -------- -------- -------------  -------  ------- ------------
                                                       246       271        -     (271)        -             -        -         246
Other assets:
Restricted cash                                      2,900         -      310        -         -         1,400        -       4,610
Goodwill                                            25,241         -    1,932        -         -         4,993        -      32,166
Intangibles, net                                    16,121    11,864   81,133  (11,864)   21,364        42,450  (21,364)    139,704
Deferred financing costs, net                        1,907         -    1,032        -         -           773        -       3,712
Deferred income taxes                                2,073         -    2,700        -         -             -        -       4,773
Other                                                1,142         -        -        -         -             -        -       1,142
                                                  --------  --------- -------- -------- -------------  -------  ------- ------------
                                                    49,384    11,864   87,107  (11,864)   21,364        49,616  (21,364)    186,107
                                                  --------  --------- -------- -------- -------------  -------  ------- ------------
Total assets                                        58,236    32,891   94,275  (32,891)   22,621        61,593  (22,621)    214,104
                                                  ========  ========= ======== ======== =============  =======  ======= ============

Liabilities and stockholders equity

Current liabilities:
Accounts payable and accrued expenses                2,194       183      964     (183)      562           655     (562)      3,813
Accounts payable, subject to litigation              4,886     3,750            (3,750)        -             -        -       4,886
Accrured interest, note payable                                  276              (276)        -             -        -           -
Due to affiliated companies                                       51               (51)        -             -        -           -
Due to related parties                                 434         -                 -     4,988             -   (4,988)        434
Debt to be repaid with restricted-use cash                                                              12,000               12,000
Current portion of deffered revenue                  1,332         -                 -         -             -        -       1,332
Current portion of long term debt                    3,024     3,509    4,856   (3,509)        -         2,708        -      10,588
                                                  --------  --------- -------- -------- -------------  -------  ------- ------------
Total current liabilities                           11,870     7,769    5,820   (7,769)    5,550        15,363   (5,550)     33,053

Deferred revenue                                       183         -        -        -         -             -        -         183
Deferred rent                                                     32        -      (32)        -             -        -           -
Long term debt                                      17,818     7,290   51,431   (7,290)   17,008        25,292  (17,008)     94,541

Stockholders' equity:
Common stock                                            30         -        4        -         -             2        -          36
Additional paid-in capital                          76,962     5,000   37,020   (5,000)       63        20,936      (63)    134,918
Accumulated deficit                                (47,960)   12,800        -  (12,800)        -             -        -     (47,960)
Treasury stock - 198 shares at cost                   (667)        -        -        -         -             -        -        (667)
                                                  --------  --------- -------- -------- -------------  -------  ------- ------------
Total stockholders' equity                          28,365    17,800   37,024  (17,800)       63        20,938      (63)     86,327
                                                  --------  --------- -------- -------- -------------  -------  ------- ------------
Total liabilities and stockholders' equity          58,236    32,891   94,275  (32,891)   22,621        61,593  (22,621)    214,104
                                                  ========  ========= ======== ======== =============  =======  ======= ============


See accompanying introduction and notes to unaudited pro forma consolidated financial statements.



                                       5

Unaudited Pro Forma Consolidated Statement of Operations
('000 omitted, except per share information)


                                               For the period                    For the period
                                                Ended 6/30/05                     Ended 6/30/05
                                              Iconix   Joe Boxer     Pro Forma      Rampage     Pro Forma     Pro Forma
                                           Historical  Historical    Adjustment    Historical   Adjustment  Consolidated
                                           ----------  ----------    ----------  -------------  ----------  ------------

Licensing income                               8,587       7,978                      3,899          -           20,464
                                           ----------  ----------    ----------  -------------  ----------  ------------
Gross profit                                   8,587       7,978                      3,899          -           20,464

Selling, general & administrative expenses     5,517       2,015          340(e)      1,542        320(i)         9,734
Special charges                                  707           -                          -          -              707
                                           ----------  ----------    ----------  -------------  ----------  ------------

Operating income                               2,363       5,963         (340)        2,357       (320)          10,023

Other expense (income):
Interest expense - net                           845         290        1,744(f)        684        317(j)         3,880
                                           ----------  ----------    ----------  -------------  ----------  ------------

Income before income taxes                     1,518       5,673       (2,084)        1,673       (637)           6,143

Income taxes (benefits) provisions            (1,780)          -        1,000(g)          -          -             (780)
                                           ----------  ----------    ----------  -------------  ----------  ------------
Net income (loss)                              3,298        5,673      (3,084)        1,673       (637)           6,923
                                           ==========  ==========    ==========  =============  ==========  ============

Earnings (Loss) per share

Basic                                           0.12                                                               0.20
                                           ==========                                                       ============
Diluted                                         0.11                                                               0.19
                                           ==========                                                       ============

Weighted average number of common shares outstanding:

Basic                                         28,516                    4,350(h)                 2,171(k)        35,037
                                           ==========                ==========                 ==========  ============
Diluted                                       30,115                    4,350(h)                 2,171(k)        36,636
                                           ==========                ==========                 ==========  ============




See accompanying introduction and notes to unaudited pro forma consolidated financial statements.



                                       6

Unaudited Pro Forma Consolidated Statement of Operations
('000 omitted, except per share information)

                                            11-month    12-month                    12-month
                                              Ended       Ended                      Ended
                                            12/31/04    12/31/04     Pro Forma      12/31/04     Pro Forma     Pro Forma
                                             Iconix     Joe Boxer    Adjustment      Rampage     Adjustment  Consolidated
                                           ----------  -----------    ----------  -------------  ----------  ------------

Sales                                         60,409           -                          -          -           60,409
Licensing income                               8,571      20,058                      6,422          -           35,051
                                           ----------  ----------    ----------  -------------  ----------  ------------
Net revenue                                   68,980      20,058                      6,422          -           95,460
Gost of goods soldSales                       48,229           -                          -          -           48,229
                                           ----------  ----------    ----------  -------------  ----------  ------------
Gross profit                                  20,751      20,058                      6,422          -           47,231

Selling, general & administrative expenses    17,720       8,007          681(e)      2,793        640(i)        29,841
Special charges                                  295           -                          -          -              295
                                           ----------  ----------    ----------  -------------  ----------  ------------

Operating income                               2,736      12,051         (681)        3,629       (640)          17,095

Other expense (income):
Interest expense - net                         2,495         544        3,296(f)        658      1,397(j)         8,390
                                           ----------  ----------    ----------  -------------  ----------  ------------

Income before income taxes                       241      11,507       (3,977)        2,971     (2,037)           8,705

Income taxes (benefits) provisions                 -           -        1,900(g)         13          -            1,913
                                           ----------  ----------    ----------  -------------  ----------  ------------
Net income (loss)                                241      11,507       (5,877)        2,958     (2,037)           6,792
                                           ==========  ==========    ==========  =============  ==========  ============

Earnings (Loss) per share

Basic                                           0.01                                                               0.21
                                           ==========                                                       ============
Diluted                                         0.01                                                               0.20
                                           ==========                                                       ============

Weighted average number of common shares outstanding:

Basic                                         26,851                    4,350(h)                 2,171(k)        33,372
                                           ==========                ==========                 ==========  ============
Diluted                                       28,706                    4,350(h)                 2,171(k)        35,227
                                           ==========                ==========                 ==========  ============





See accompanying introduction and notes to unaudited pro forma consolidated financial statements.


                                       7